Exhibit 99.1

Jack Marks (00:01):

Okay. And we’re live. Alright, welcome everybody to Wall Street Reporter’s next super stock live stream where we bring you those stocks, which have that 10 x to 100 x upside potential companies going after massive multi-billion dollar market opportunities. That already key inflection point right now. And with those multiple catalyst in place. And of course, that brings us to ADTX, uh, Amro welcome back to the program.

Amro Albanna (00:27):

Thanks for having me, Jack. Great to see you again.

Jack Marks (00:31):

Amro absolutely looks, uh, ADTX. You know, like all of our stocks that become 10 bagger, you know, and, and it’s something that, you know, we talk about, you know, in the book, in the 10 bag or blueprint, you know, all the case studies, all of ‘em go through the same type of ride we’re seeing right now with ADTX. It’s a rollercoaster, right? The stock doubled, you know, with like in the first day or up 85%, then it crashes back 50%. Now it’s bouncing back. And, uh, it looks like it’s, it’s ready to absolutely explode. And there’s been some incredible news, which I want to get into in this interview. I want to get your insights. Um, but the big news, I think, which the market missed yesterday is the, um, crypto treasury strategy. The Bitcoin treasury strategy, which, uh, I think is a big deal.

(01:16):

The press release apparently came out on business wire. Yahoo didn’t pick it up because I think if Yahoo would’ve picked it up, the stock would’ve gone to maybe three or $5. ‘cause we’re seeing that, you know, a lot. There’s a, you know, any, any time companies announce this, you know, Bitcoin strategy, these things are exploding. But the difference, I think in your case, actually, it actually makes sense for Aditxt in a lot of cases. I’ve, and I’ve been very, uh, critical of a lot of companies doing this. In your case actually makes sense. I want to, we’re going to get into this thing, uh, ‘cause I think it’s a, it’s a game changer for, for Aditxt, but, um, first we got a lot of new people watching. So, Amro, for, for those new to the, to the story, can you tell us, you know, about the Aditxt business model and, you know, the, the kind of the, the, the growth drivers right now?

Amro Albanna (02:05):

Yeah. Uh, so Jack, thanks again for having me. I mean, I, I truly enjoy having these calls. ‘cause look, as a public company, we wanna make sure that we engage with our stakeholders. We want ‘em to understand what Aditxt is all about. And to summarize our business model, we are publicly owned innovation accelerator. If you understand that about Aditxt, you pretty much can understand kind of the strategies we’re taking to achieve this vision, publicly owned innovation accelerator. And

Jack Marks (02:36):

Or as, as, as I call you a unicorn farm. I, I look this as a unicorn farm. You’re growing these little unicorns, which are, you know, then you, you, you monetize them. But I’m, I’m sorry to you.

Amro Albanna (02:47):

No, no, no. That’s, that’s, no, no, that’s perfectly fine. And look, when we’re talking about innovation accelerator, we identify these big opportunities, these big potential opportunities. We bring ‘em in house, we build them for growth, and we look to monetize ‘em at the end of the road. That’s our business model. And we are business builders. We’re not transactional. We, again, we identify these opportunities to bring ‘em in house and build the business hands-on and, and begin to capitalize and monetize these opportunities in one form or another, which we can get into. But that’s who we are as a business. If you, if you want to talk about crypto, look, I mean, there is no secret that a lot of public companies have been, you know, uh, picking up crypto, uh, you know, for one reason or another. I mean, some companies became a crypto company, you know, by reverse merging into other crypto companies.

(03:41):

Uh, some basically became crypto holding companies. That’s not who we are. When you look at publicly owned company and combined with innovation acceleration, the, the public ownership side of it is we look at crypto and digital currency in general as another, another way to broaden our shareholder base, right? Um, it is here, it is here to stay, I believe, just like many of the transforming technologies that we’ve seen in the past. And it is a way for us to broaden our shareholder base and with a goal and hope that it will begin to align our enterprise value with our potential value, right? Which is a macro issue in the market right now, with everything we’re doing, we’re still at four or $5 million market cap. We’re hoping that it will begin, at least it becomes a tool to align our enterprise value with our potential value. So that’s how we view crypto.

Jack Marks (04:38):

Yeah.

Amro Albanna (04:39):

And, and I forgot to turn off my phone, so I can turn it off.

Jack Marks (04:44):

Okay. And, and again, one talk about enterprise value, right? So look, anytime we bring a company onto our, you know, our next super stock platform, we have a strict list of criteria, right? We’re looking for companies, which they have to have that 10 x upside potential. Uh, and in the case of Aditxt, you know, I’m looking at this and I see this, again, you’re trading at a 5 million market cap, but the assets that you have, which we’re gonna get into in a, in, in a, in a second, you know, potentially they’re worth a hundred million plus in terms of when, when you can fully monetize them, which means that Delta is about 20 x. So this stock potentially could be worth, you know, $25 a share. Now, we have to discount, obviously, you know, you know, we, we got discount, you know, for everything. But, you know, we see a path to 10 x from here.

(05:29):

We’ll talk about, you know, kind of your, your growth initiatives. We’ll talk about, again, was it Pearsanta? You have, uh, Adimune, you got, uh, Evofem the acquisition you’re gonna be making. I mean, just the, what’s, you know, and we, we can just mention this. So Evofem, the company that you’re, uh, in the process of acquiring women’s health, they’re doing 20 million in revenues. Um, and again, they’ve had some issues because of previous toxic financing. It’s, it, it’s kind of a, an oddball situation. But I think once you have it under the umbrella of Aditxt and, and we kind of clean up the balance sheet and all that, this thing should be worth, again, within the Aditxt, uh, uh, umbrella, you know, five x revenues, which I think is conservative, which means a hundred million plus valuation. Uh, and that’s just one of your baby unicorns. This is like, uh, again, so you got, you got the, uh, Evofem, uh, baby unicorn number one. You got Pearsanta, which, and we should talk about this now, this Pearsanta, I think you mentioned earlier, this was, you were talking to some bankers about doing an IPO. This is the, um, cancer detection company, right?

Amro Albanna (06:34):

Yeah. Yeah. So, uh, you know, so, you know, I mean, especially for those who haven’t really heard me before, we obviously do not get in the business of, uh, you know, forecasting a share price, right? It is, it is always gonna be a function of market. But I would truly like to discuss the opportunity and the potential of each company, Jack. And then, you know, shareholders, investors can make up their mind based on the available information, based on the opportunity, right? Of course. Look, um, you know, speaking of unicorns, I mean, if you wanna call a value for each one, right? So let’s begin with Pearsanta. And it is important to share with your audience, uh, and our shareholders. What is the value of Pearsanta? I mean, look, we completed the acquisition, asset acquisition of flow cytometry, uh, Mitomic platform, uh, Adductomics platform. And ultimately look at Pearsanta as a value.

(07:28):

What is the value for Pearsanta in terms of what is the value for humanity? Let’s begin with cancer. As far as early detection of cancer, you know, we don’t need slides. We don’t need market data for us to realize what a deadly disease. It’s what a major issue for humanity when it comes to cancer. And I think we would agree that early detection and timely detection of cancer is, is beyond valuable, right? To say valuable as an understatement. So what we’re doing with Pearsanta is we’re using mitochondrial DNA to early detect cancer, which as we all agree, early detection of cancer is key. So that’s number one. And we’re currently going through the validation process in our CLIA CAP facility, which is Pearsanta’s facility out of Richmond, Virginia, with a goal to go commercial potentially by end of this year, but likely by Q1 of 2026. This, you know, in a matter of six months. So assuming we finished the validation and we begin commercially offering cancer detection, starting with prostate cancer and endometriosis, which is obviously not cancer, but that is for women’s health. These are the two tests that we would go out in Q1 of 2026, just in few months. But this

Jack Marks (08:41):

Is happening now. This is, and this is not, this is, the path to commercialization is like within six months, basically.

Amro Albanna (08:48):

So 2026, and you’ll see me say, you, you’ll, you’ll hear me say this over and over again. Look, we’ve been building a, as a model for acquiring, building, capitalizing these opportunities, right? 2026. We, we we’re focused on proving the business model by achieving these capitalization events and monetization events. And I’ll have to say, Jack, you know, as a public company, we can’t guarantee it. You gotta lead, you gotta read all the disclaimers. It is, it’s what it is. But we are moving quickly towards commercialization of the first prostate ca of the first test, which is prostate cancer and endometriosis. And that would be commercial validation of our business model,

Jack Marks (09:31):

Actually. Anyway, so actually you have a couple of, so you have a couple of major catalysts in place. So, so your bi your business model, right? The business model is this innovation accelerator, or real, I mean, it’s almost like, again, for investors who may not be familiar with you, are basically a, you are almost like a venture capital firm, except you’re hands on in developing these businesses and you own them out, right? That’s basically what it’s, right. And we’re publicly

Amro Albanna (09:53):

Owned

Jack Marks (09:53):

These, right? So, so, right. So, so, so any investor buys a stock, you got multiple shots on goal. So basically the anybody buying ADTX, they got multiple shots on goal. You have one, two, you have three plus of these, uh, initiatives right now, you, you’re probably gonna be adding more opportunities, but you have actually two that are near term, which, uh, which is obviously Evofem closing that acquisition, which could happen in September. I think we’re September timeline more or less. Yeah. Okay. So we’re a month away. We’re a month away. And that, and that’s a big deal because I think the reason the stock is trading at a dollar, the reason you’re trading at 5 million right now is nobody knows. I mean, people are, you know, they’re confused. They don’t get it, whatever. But once they see it, because once they actually see this thing happening, oh, then it’s real.

(10:40):

‘cause up till now, it’s been a, like, you know, it’s been talk, and this, you know, it, it’s, you know, it, it takes a while for investors to, they’re not gonna believe it until they actually see it a lot of times, right? So, true. You know, the company, you know, whatever, whatever rea you know, every company has its own journey and things are different in every case. I think in the case of Aditxt, it’s, you know, may it, it maybe it, it got, it got a little bit ahead of itself when it came out for, it was the market situation or whatever. But right now, investors getting into this right now, they’re coming into this, I’m calling it, it’s a, it’s what we call it, it’s an asymmetric bet, right? That you, you’re paying 5 million bucks for this company. The whole company’s market cap is 5 million bucks.

(11:21):

And you have, again, this multiple shots on goal. Each of these are worth, you know, potentially a hundred million plus, right? So, um, Evofem that when you close that deal in September, I think that’s gonna be a major catalyst by itself. ‘cause that’s gonna, you know, people are gonna say, oh, this thing is for real. Oh wow. This’s gonna be an aha. Like this aha moment, you know, and all, but by then the stock might already be five bucks. I mean, ‘cause we’re already moving up here. Um, and then on top of that, then you’re gonna have, um, the, uh, Pearsanta, let’s say you have commercialization and potentially, potentially, again, I think there, you know, there’s been talk about, you know, you’ve been, uh, dealing with investment bankers for, you know, potentially, uh, you know, uh, an IPO or spin out. So again, let’s say, let’s say there’s an IPO, which means, you know, you’re gonna offer, I, I mean, I don’t know what the number is, but maybe 30% of the shares go to the public. But that means when those, when that stock starts going up, that’s gonna drive the value of Aditxt stuff, because you’re gonna still own, I’m assuming the majority of the shares. If, if and when that happens, again, nothing is guaranteed, you know? But that’s kind of the idea. And the idea is to have, maybe, Amro, I don’t know if I’m putting, am I putting words in your mouth? Is the idea to have multiple IPOs out there at some point,

Amro Albanna (12:34):

Multiple public?

Jack Marks (12:34):

So the idea

Amro Albanna (12:35):

Is, yeah, so the idea is to, to monetize each asset at the right time, whether it’s an IPO, whether it’s an acquisition, co-development, licensing deal, which would probably more applicable to Adimune, which we certainly should talk about. So Jack, to kind of summarize, um, to kinda to kind of summarize the assets, right now we have Pearsanta, which we just discussed, which is the Early Cancer and Disease Detection. Um, we’re looking to, and we, our subsidiary is called Adifem, to close the acquisition of Evofem by end of September. Again, we gotta make sure that we have the right financing and everything has to come into place to close this transaction. So now we would have Adifem as a third subsidiary, followed by Adimune, which I’d love to spend a couple minutes talking about. Adimune. Adimune is, is, you know, certainly, you know, brings a lot of bigness, if you will.

(13:27):

I mean, you know, with Adimune is, Adimune is an IP that we acquired, uh, licensed exclusively worldwide a few years ago. And it’s the whole concept of how do you address autoimmunity without suppressing the immune system. So those of us that are listening to us right now, or listening to us later on, if they deal with auto immunity directly or indirectly, they understand what it means to actually be on medications for addressing autoimmunity. This platform, which is still preclinical, is designed to retrain our own immune system to recognize our own tissues, so it doesn’t attack it. And we’ve advanced the platform, preclinical studies, uh, manufacturing, and many aspects that are required to even get that close to filing for human trials, potentially in Q4 of this year. And our goal is to begin human trials, of course, as capital allows us and regulatory approvals to begin human trials first half of 2026, that would be a major achievement for Adimune to take, to take an, to take a platform from literally an IP and bunch of clinical data all the way to human trials. So we’re planning to file potentially Q4 of this year, or Q1 of next year. And assuming we get approval, we begin human trials in, uh, stiff person syndrome, which is a central nervous system disease here in the US and type one diabetes and psoriasis in Germany and Europe. So Adimune is, is, you know, the second company that we currently own, um, in, you know, with, with Evofem being a pending acquisition. So these are the two plus one.

Jack Marks (15:15):

Okay. No, I mean, listen, the, the model that you have, I mean, the business model and, and the opportunity I think is, is, is great. We talked about it I think last time, is, you know, there’s, uh, there’s, there’s a couple of companies that have done this model. I mean, right now you have, uh, uh, Interactive Corp IAC, the symbol that’s in the, you know, media and dot-com space. I mean, they, and again, that was, you know, Barry Dill, again, it’s very similar, you know, to your, to your, to your model, which is acquire, you know, A, B, C, acquire, build up, and then monetize. And, you know, they start off with, I think they had, um, Expedia match match group match.com or Angie’s, you know, a bunch of spinouts they’ve done, uh, I mean, you know, probably, I think they’ve created, um, I mean the company’s multi-billion value, they’ve probably, the stock has gone up probably about 300 x.

(16:04):

Meaning, you know, if you bought a dollar, if you put a dollar into it, you got $300 over a period of years. Uh, we’ve had a Safeguard Scientific, I dunno if those guys, but there’s been a, a bunch of companies, every companies I’ve seen with your model, this model that you are executing right now has, has been phenomenally successful for investors. And it, it’s created massive shareholder value. Uh, the key is, I think the key is, I, again, what the market is waiting for is that signal that, okay, this thing is real, right? Because they’ve been hearing the story. But once they see that first event, the first, you know, monetization or the first kind of, uh, you know, um, capitalization, you know, however you wanna call it, then they’re gonna see that as, okay, this, you know, this is real, and there’s other multiple shots on goal, and then you’re gonna get that full valuation.

(16:58):

That’s, I think that’s the path for how this thing could, you know, could become a, a 10, 15, $25 stock. So the first one is obviously is closing the Evofem deal. Then if you can, uh, maybe do an IPO for, um, uh, you know, for, for, uh, what is it, um, Pearsanta, which I don’t think, I mean, I think even when you just announce any, any announcement regarding, I think that’ll be enough. But I, so you have multiple near term events, and of course you’re building up, uh, Adimune, you have other, other opportunities I think you probably have in the pipeline. I mean, you are obviously always are, I mean, you are, I think you’re, you’re looking at other opportunities, right? Other potential acquisitions.

Amro Albanna (17:38):

We do, yeah, we do. And look, you know, the market will, will, will evaluate a couple things, especially in a market like this. You know, a few years ago, if you had a PowerPoint presentation, you probably could be valued at a billion dollars. And we all know that the, you know, those situation. But reality is, for us, we’re gonna have to show how real and how big that’s, those are the questions that we need to have answers to. How real, I mean, when you look at Adimune, when you look at Pearsanta, when you look at the journey that we’ve been with Evofem and what we’ve done, you know, look, we do have the, the foundation for, you know, for our business model to be executed upon. That’s it. We do have the foundation and we now have to, we now have to, like you said, we have to deliver and we have to show how the business model could work. And we’re focused in 2026 to really begin, uh, to show what the capitalization strategy could look like. You know, starting with Pearsanta. And of course, the closing of Evofem is key for us to really launch Adifem, which will be focused on women’s health. So that’s an important piece here. Uh, Jack, Evofem is an anchor acquisition for Adifem. Adifem is gonna be focused on women’s health, starting with Evofem as an anchor acquisition, and which brings the assets as well as a team that understands the market extremely well.

Jack Marks (19:04):

Yeah, look, I think it’s, it’s, it’s an incredible opportunity right now. It’s like, really, it’s right, really ground floor, right? The stock is cheap, 5 million valuations stock is a buck. Uh, and the opportunities, because nobody really understands it yet. Nobody believes it yet. But when you have that first deal, all of a sudden everything takes off. So, um, you know, as I always say, with these stocks, if you wanna, you know, find stocks that become, you know, 10 baggers, a hundred baggers or more, uh, you gotta buy ‘em. Uh, you know, I always say this, buy ugly, you know, sell pretty, you gotta buy ‘em. You know, when, when things look at the ugliest, when it’s very confusing, because that’s why the opportunity’s there. Yeah. Once, you know, once already, you know, people start to see, once it comes into focus, once people understand where this is going, they see the reality.

(19:52):

The stock is 10 bucks already. And by the way, it could be another great opportunity to get in, because by then you’re gonna have momentum. You, you’ll be on, on your way to maybe a hundred dollars, uh, like, or 300 just like IAC just like Safeguard, just like other companies that have, you know, done this model that you are, do you know, you are doing right now, the journey you are on with this. Um, I wanna bring up, let’s, let’s go back to the crypto strategy. ‘cause I think the news came out and the press release. I think there’s two, two things that I think, here’s the opportunity for investors. First of all, most people did not see it. Okay? That’s number one. Uh, and number two also, it mentioned, it mentioned that, uh, you know, you’re, you, you have a registration statement and potentially the company could raise potentially up to a hundred million dollars or something up, up to Yeah, that’s the limit.

Amro Albanna (20:40):

That’s basically

Jack Marks (20:41):

That, right? And, and what happens, right? So what happens is, I think anytime investors see that they always, a lot in this market, a lot of ‘em have seen, oh my God, there’s gonna be dilution. They’re gonna raise, you know, shares at, at a penny. You know, we’ve seen that happen by, we’ve seen that type of situation happen with stocks. It’s not happening with Aditxt. And, and the proof of that is, you, you, if you already, you’ve had that opportunity already and you’ve, you’ve had multiple opportunities to do dilutive finances, which you haven’t done. So this,

Amro Albanna (21:13):

Maybe, maybe it’s even worth clarifying this, this equity line actually has been shareholder approved, I think, I think a year ago. I mean, yeah,

Jack Marks (21:22):

We

Amro Albanna (21:22):

Simply did an S-1 to, you know, is after we filed our K. So the, the equity line has been around, I mean, we’ve had it, uh, we just mentioned it in the press release because we filed an S-1 and we thought we would, we would mention it as a, you know, as a working capital facility for us, because we can’t achieve our milestones without working capital. But no, that’s the upper limit. And it’s, it’s been, it’s been around for a year. That same, uh, equity. Yeah,

Jack Marks (21:49):

But, well, I think, but I think the reality is that, you know, you know, if you’re, if you’re gonna, if you’re gonna do any financing, it’s gonna be a higher price, right? In other words, it’s not gonna be, you’re not gonna be raising 50, first of all, you, you wouldn’t be able to do 50 million shares right? At these levels. Uh, and, and what if you did, it would be at much higher prices, as you know, and you essentially gives you flexibility. That’s what it is. It’s, it’s just a tool which gives you flexibility. So, I mean, yeah, if the stock ran to, you know, $20 a share, would you sell 50 million shares? I don’t know, maybe, I don’t know, 10 million shares, maybe. You know, maybe, uh, but it’s not, it’s not, it’s not happening at these levels. So people, I think when they saw that, they, they, they kind of panicked. And that’s why the stock really went crazy yesterday. At first they saw the crypto, they saw the, you know, the crypto treasury strategy. They liked that the stock went to a dollar 50, it exploded. And then all of a sudden they look, they looked at the button and says, oh, the, the equity line. And, you know, they, they sold off. So, so the reality though, is

Amro Albanna (22:46):

Having these facilities, again, no, I, look, we, we didn’t go out and raise $125 million yesterday. We did not. Right? Um, or so having these facilities are really important to provide a micro cap company, the, the tools to be able to at least, you know, meet and begin to meet some of our existing obligations. Look, we cannot do this without any fuel, right? But are we gonna go out and raise 125 or did we go out? No, we didn’t. Obviously that was just, that is the upper limit. And it is good for a company to have these tools, and of course, management has to, you know, to, to use it, um, to use it the right way. And I know that’s subjective, Jack, that, you know, we did not go out and raise 125. It is the upper limit.

Jack Marks (23:33):

I, I think, I think the idea is, look, and the proof of it is this, you know, you are on this program, you know, and here, here’s what I find, the companies that, that come onto the Wall Street Reporter platform, you know, why do the stocks do well, right? Multiple reasons. Yeah. So one of the things we look for is obviously, you know, the, the business model, uh, you know, multiple shots on goal. We gotta get in the cheap valuation. Very important. We gotta get in dirt cheap. 5 million valuation for Aditxt is dirt cheap. But most importantly is, which we haven’t mentioned is, uh, the, the CEO quality, right? And again, I talk about this, you know, in, in the book, in my book, 10 Bagger Blueprint, the CEO quality, super important. And again, I’m not, I’m not here to, you know, you know, blow smoke, the, you know, don’t, don’t, Amro, or don’t, you know, don’t get full of yourself, but, you know, you happen to be a, a, a high quality CEO.

(24:22):

The proof of that is, you know, most CEOs out there, they, they don’t know how to maximize shareholder value. If they did it’s something they’re not willing to do it. They don’t understand the value, the fact that you’re here engaging with investors, it shows that, you know, the company values transparency. It, it, it, it respects the shareholders, which is very important. Again, you know, very important for the company. You know, companies, a lot of companies, they have no respect for their shareholders. You never hear from them. They don’t put out press releases, they don’t do anything. And you know, the stocks stagnate here. You’re engaging with shareholders, and if anybody has questions, I’m sure you’ll answer them, right? We’re gonna, we’re gonna open up for questions in a few minutes. Um, you know, we’re here to, you know, create shareholder value. So, yeah, so the, the companies that come on our platform, they do well for a reason, CEO quality.

(25:03):

And, and again, I don’t, I don’t think you’re gonna be, you know, they’re obviously, you’re not raising, uh, you’re not, you’re not selling 50 million shares at these levels. It’s just, first of all, it would be impossible to do it right here. And also you’re not doing it. So at much higher prices, yeah, for sure. You might sell, you know, a couple of shares here and there when the stock gets to, I don’t know, three, five, $10 or whatever, uh, uh, you know, in a prudent way, which is, you know, which is, you know, I think the smart thing to do. Uh, but it’s not happening here. Uh, so let, so that, that, that, you know, clear that up. Let’s talk about the, the crypto strategy. Now you are working with, I think, um, it’s HC Wainwright, right? That’s your banker. Uh, that’s

Amro Albanna (25:44):

Our, our banker is,

Jack Marks (25:46):

Okay. So HC Wainwright is extremely active in the crypto space, right? They, I mean, they work with everybody. The who’s, who with, uh, you know, MicroStrategy, with Michael Sailor, with, uh, what is it? Uh, Hive, Big, what all those, you know, all those companies, uh, all the miners, everybody, they know everybody in the space. Um, so what is, so their work, they came up to you, they came to you, so HC Wainwright came to you with this concept. And, and so how would this work exactly? What’s, what is, how would this so

Amro Albanna (26:17):

Yeah. And Jack, our, our decision really, uh, when it comes to digital currency, uh, I mean, look, uh, we’ve, we’ve been working with HC Wainwright for, for I think almost couple years. And, and, you know, we, we, we, we enjoy a great relationship with the team over there. Uh, the digital strategy is something that we drove as a, as a business. And again, I just, I don’t wanna necessarily imply anything, um, you know, as far as what HC Wainwright is doing, uh, with us and for us. But from our point of view, when you’re, when you’re looking at publicly owned company, you know, it is a company owned by the public, by the public, and we are advancing innovations for the public. We have to also be innovative when it comes to capital markets. You cannot ignore digital currencies. Digital currencies are here to stay.

(27:11):

And what is digital currency? I mean, you can talk about Ethereum, you can talk about Bitcoin, you can talk about XRP, you can talk about all kinds of stuff. But ultimately, digital currency is nothing but a way to exchange and store value. That’s it. You know, just like a dollar, just like any currency, but it’s digital. And in order for us to, to truly continue to advance our mandate of this public ownership, we also have to open it up to a new class of shareholders when it comes to digital currencies. Now, have, we have not done anything just to be a hundred percent clear with the press release, we have not, we have not bought any crypto, but I wanted to make sure that we put it out in the, in the public domain as far as our strategy, that we are thinking about it, we’re looking at digital currency, and here is how it fits in our business model.

(28:03):

We’re not just picking it up because it’s the latest and greatest buzzword that people are talking about. It is something in our DNA, if you will, where we wanna make sure that at the right time, when it makes sense, uh, we will implement such strategy. We, you know, we’re shareholder, well, we’re board approval and all the things, but I want to make sure that we outline how we view, uh, digital currencies and how it fits in our business model. And frankly, for a company like Aditxt, it is a perfect fit for us, because whether you’re raising capital with digital currencies, whether you’re holding cash or digital currency, our, our goal is to make sure that we’re, you know, we’re, we’re, we’re ready to receive, uh, we’re ready to transact when the time is right. And, um, you know, we also wanna make sure our enterprise value reflects the potential value that we believe Aditxt has. So that’s where we’re coming at it. When it comes to digital currency, it was important for us to put it out there, because as you can imagine, we get, we get approached, especially in the last couple months, and I wanted to show that our intention is not to become a crypto company. Our intention is not to become a crypto holding company, right? Okay. It is the business model, but we want to strengthen our public ownership side of the equation.

Jack Marks (29:18):

So I think the idea, it, it would be, let’s say for example, uh, you would be, uh, you would, you would be open to, uh, taking in Bitcoin, for example, in exchange for share. So instead of raising money in, in, in dollars, right? Instead of raising, you know, a couple million dollars, if somebody came to, you know, when, again, when, when the stock is, let’s say moving higher, it came, let’s say the stock is, you know, five bucks, and they say, okay, look, we wanna put in, you know, I dunno, a couple million bucks in, in Bitcoin, et cetera. Um, you, you, you’re taking Bitcoin in exchange for shares, is that correct?

Amro Albanna (29:54):

Potentially, potentially correct. Or some investors out there that are actually investing cash with a mandate of the company adopting a digital strategy, digital currency strategy. Mm-hmm. We wanted to show that, look, we’re, you know, we’re we, we thought about it and we articulated how it fits in Aditxt’s business model.

Jack Marks (30:15):

Yeah. And, and actually, here’s the thing. It’s actually, it makes a lot of sense. It’s actually on brand for what you’re doing, because you know, from day one, you know, you’re essentially an Innova <laugh>, it’s like,, you’re the innovation accelerator, right? The, it’s the innovation accelerator. And, you know, there’s nothing more, you know, innovative in the last, you know, I don’t know, 20 years, 30 years than, you know, digital currencies then cryptocurrencies, right? So this, it, it’s on brand. It’s not like you’re, you know, you’re in the diesel manufacturing, diesel engine manufacturing business, and all of a sudden you say, Hey, you know, we’re gonna do a, a, a Bitcoin strategy. No, it’s actually part of what you’re doing. It, it, it’s perfect sense. Look, you’re, you’re, you know, you’re, you’re a health tech innovations company in the heart of Silicon Valley. If you were not, if you did not have a a crypto strategy, it would be odd. Almost. I mean, it’s almost like you, almost, you have now.

Amro Albanna (31:07):

Look, I agree. Yeah. We, I mean, we need to communicate what it means, what it, what it could mean for our business. And, and look, it is, it is actually pretty, pretty exciting time. I mean, when you look at the conversions of, um, digital currency, Bitcoin, you know, Bitcoin, Ethereum, other digital currencies and biotech, I mean, look, we can, we can agree that commercializing biotech innovations is a challenging task, right? Um, it’s not, you can’t like sit in your garage and code, you know, like what you do with software. Uh, you, you can’t just develop a new molecule and go around the neighborhood and begin injecting your neighbor. You can’t do that. Biotech is a, is a very challenging, long process. And it comes with its own risks converging, uh, you know, financial technologies, FinTech with biotech, converging a public company, infrastructure, governance, transparencies, liquidity, right?

(32:06):

With biotech is what we’re all about. So that’s why I combined at the very beginning. It is, you know, publicly owned innovation accelerator, right? And the public ownership key is another area that we must be innovative. It’s not just, you know, it’s not, we can’t just ignore, uh, what’s happening in the, in the digital currency and crypto world. And that’s why it fits in, uh, in our business model, Jack and I, I really do appreciate the opportunity to, you know, to, you know, that you are giving us to talk about digital currency. ‘cause I think, think there is a lot going on and the conversions with biotech and FinTech is gonna be very exciting opportunity in the future, I believe.

Jack Marks (32:48):

No, I think it makes a lot of sense. And, and, um, you know, we’ve seen, actually, we’ve seen a couple, we’ve seen a bunch of stocks explode based on this thing. Uh, was it SBET was a few weeks ago, the stock ran from like, I think $4, to $200, like in a couple days or something crazy. Um, and, uh, yeah, no, I mean, basically, look, the, the, I think the idea of the digital strategy of yesterday’s press release is really, is to let the market know that again, you, you, the company is, you know, you’re an innovator and yeah, you’re just expanding your potential, you know, tools that you can use to, you know, uh, you know, finance, you know, these, um, you know, these baby unicorn, you know, this, this unicorn farm, basically, right? Like, ‘cause again, you know, all these, all these things require capital, obviously, you know, your job is to, you know, create shareholder value, right?

(33:41):

This is the whole, this, that’s the whole point of Aditxt. I mean, Aditxt essentially is, you know, it’s, it’s basically, it’s a venture capital company almost, right? Or private equity, whatever you wanna call it, but it’s some sort of combination of two. But the idea is to take a dollar and turn it to $10, that’s, that’s your job, is to allocate capital to these different opportunities, uh, you know, to prudently raise capital and, and to get more, uh, when, when you, when you, uh, cash these things in. So, no, makes, makes perfect sense. Um, Amro, what is, um, so we have that, the, the crypto news. What, what’s next? Um, what other opportunities are you working on right now? Are you looking at any other potential, um, assets you’re looking to pick up,

Amro Albanna (34:24):

Uh,

Jack Marks (34:25):

In the healthcare area?

Amro Albanna (34:26):

Quick answer is yes, Jack. I mean, we’re always, we’re always getting approached by whether it’s a private company that’s truly looking to, to grow, and we make it very clear, we’re not a fund, you know, we’re not a fund, we’re not, we’re, we’re, we’re publicly owned innovation acceleration accelerator. And by that I mean, we’re hands on, you know, our business, we’re hands on. So we have private companies that are looking to grow. I mean, they’ve been around, they’ve done well, but they really don’t have that, you know, that, uh, that growth engine and growth vision. Um, you have companies that could potentially be part of venture capital or a fund, and it just needs to go to that next level. Uh, you have assets all around us, I mean, in universities, and now we, we really tend to focus more on companies that are focused on, um, uh, you know, that we we’re looking at companies that are focused on health with, with potential growth, and we can, uh, you know, supplement ‘em with innovative assets similar to what we’re doing with Pearsanta, what we did with Saundra. So the answer is yes, and the opportunities, the pipeline is there, but again, we have to focus on showing, uh, success. We, we, we have to, I mean, that’s something that I’m focused on with the team to show that where Pearsanta can, you know, can, you know, hopefully execute on its, its IPO, uh, close that position of Evofem and enter human trials with Adimune as early as first half of 2026.

Jack Marks (35:56):

So there’s really, okay, so I think the bottom line for investors is you have, right now, again, the way I look at it is, okay, market cap is 5 million bucks, uh, and there’s a multiple shots on goal. Each of these could potentially make, make Aditxt worth a hundred million plus, alright? I mean, potentially you, you got between, uh, Evofem, between, uh, Pearsanta, et cetera, each of these opportunities, I mean, so you have multiple shots for Aditxt to increase 20 x, and it sounds crazy, but now it may be, you know, it may be only increases 5 x whatever the number is. But I see there’s a path for this to be really a, you know, potentially a, you know, $15 plus stock in the next, uh, within the next six months. I know a lot of people in the audience, you know, they have very short attention spans.

(36:46):

They can’t wait more than, you know, three minutes, you know, <laugh> an afternoon might be too long for them. So they’re, they’re, they may not be able to hold on until the stock gets the 15. They, they can only hold on for, you know, uh, two days maximum. But yeah, the, the goal is, you know, you know, we’re looking, you know, for, for opportunities where, you know, a stock could be a 10 bag or more, or actually, or more. I mean, again, 10 x to 100 x, you know, and again, long term, you know, if you, if you execute, if you, if you show, you know, if you show, uh, some traction, because I think that’s, that’s the thing, the market right now, if you can show traction, you know, you show validation, um, proof of concept, if you, if you will, you know, I guess that that would be proof of concept.

(37:28):

If these deals start working, the stock starts moving, and then, you know, it becomes a snowball and you do more deals, you just rinse, wash, or repeat. And just like IAC, that thing went from 25 cents to $200, right? It was a 25 cents stock at one point. It went to, I think over $200. I mean, it would splits, uh, same concept, you know, different, you know, in the different industry, you know, but same, same basic idea, safeguards, same thing. I mean this, so the, the path you are on has produced billions of dollars in shareholder wealth. Uh, it just comes down to execution. We’re seeing it right now. Uh, and the, essentially the investors who, who are patient and who are willing to see these, you know, these catalysts, uh, come to fruition, uh, like the acquisition of, of Evofem, I think those, they’ll be rewarded again. They have to just, you know, make a decision, you know, a risk reward decision. Does it make sense or not? That’s all. So I think it’s a great opportunity for people to, to be looking at, uh, Aditxt right here. Um, okay, so you are looking at other acquisitions, other deals. Um, what, what are the news? Can we expect to hear from, uh, Aditxt in the next couple weeks, next 30 days? We’re, you know,

Amro Albanna (38:46):

Yeah, I mean, we, we don’t really signal any, but look, my, my goal here, Jack, I mean, is to truly communicate our progress and frankly, communicate the things that don’t go well too. I mean, look, if we are going to be, uh, uh, you know, if we are gonna be publicly owned company, I truly believe that you tell, you tell your shareholders and stakeholders what’s going right and what’s not going right. But that said, we want to communicate. We wanna, we want to be on your show. We wanna communicate through press releases, we wanna communicate with other channels as far as what’s happening with Pearsanta, the progress of Pearsanta. Uh, we announced, and I’m trying to remember when, uh, we announced endometriosis, IRB approval for Pearsanta to begin validation of the endometriosis. And without getting into it right now, please, uh, for in your audience, look up endometriosis and see what a big challenge that is for women.

(39:39):

Um, right now we’re pushing towards validation and clinical studies with actual, you know, with, with, with people, basically. Um, we’re, we’re obviously advancing and we’re, you know, we’re working towards the audit that’s necessary for Pearsanta independently from Aditxt. We’re working on drafting, you know, the documents that are necessary. And, uh, and look, when the time is right, we’ll push for the IPO full speed ahead for Pearsanta. So it’s, it’s, it’s a journey. It’s a process, and we want to communicate the progress one way or another. Um, obviously when it’s meaningful. Um, yeah. Uh, Evofem acquisition is, I mean, we’re less than 90 days away. Uh, we still have a senior creditor we have to address. We still have working capital, but Evofem, you know, I’ll tell you, I give them credit. Um, Evofem with two products, two FDA products, uh, two FDA products, Solosec as well as, um, uh, uh, Phexxi, uh, FDA approved. And they have been moving, last year they reported 20 million, and they keep moving forward. So there’s a lot going on. We’re not a single technology company where things don’t happen often. We have a lot going on, and we wanna, you know, uh, whenever it makes sense, we wanna make sure that we communicate that with our stakeholders.

Jack Marks (41:02):

Okay, excellent. Uh, so look, bottom line is, you know, cheap valuation right now, 5 million buck, $5 million valuation, multiple shots on goal for this thing to be a 10 bag or near. And these things are near term. It’s not five years out. It’s like literally, you know, 60, you know, these events, the, you know, the, these events are, uh, you know, 30 days out to, you know, 90 days out. This is all near term stuff. Uh, so it’ll be very exciting to keep an eye on the stock, uh, Amro, thank you again, and we’ll catch up with you, uh, during your ne uh, when you have the next news release. Thank you again,

Amro Albanna (41:38):

I appreciate it, Jack. Thank you very much.

Jack Marks (41:40):

Thank you everybody for joining us, and we’ll see you the next one. Thank you again, guys. Thanks, Jack.